Exhibit 99.1

Innoviva Reports Third Quarter 2025 Financial Results; Highlights Recent Company Progress

Generated $63.4 million in revenue from durable royalties portfolio

IST achieved U.S. net product sales of $29.9 million, representing 52% year-over-year growth

Strengthened product portfolio with U.S. launch of ZEVTERA®

Announced $125 million share repurchase program

BURLINGAME, Calif. – November 5, 2025 – Innoviva, Inc. (NASDAQ: INVA) (“Innoviva” or the “Company”), a diversified holding company with a core royalties portfolio, a leading critical care and infectious disease platform known as Innoviva Specialty Therapeutics (“IST”), and a portfolio of strategic investments in healthcare assets, today reported financial results for the third quarter ended September 30, 2025, and highlighted select corporate progress and achievements.

“Innoviva delivered strong third-quarter performance across each area of our business. The royalties portfolio reaffirmed its resilience with 5% growth compared to last year, while IST delivered a third consecutive quarter of greater than 50% year-over-year U.S. sales growth. We are encouraged by early market receptivity for ZEVTERA® following its U.S. launch over the summer and look forward to zoliflodacin’s December 15 PDUFA date,” said Pavel Raifeld, Chief Executive Officer of Innoviva.

“Across the broader portfolio, we saw meaningful value creation from our strategic investments, including Armata Pharmaceuticals, and continued to thoughtfully deploy capital in areas of opportunity and market dislocation. The $125 million share repurchase program underscores our confidence in Innoviva’s prospects, supported by the strength of our balance sheet and cashflows, as we strive to create value for our shareholders,” concluded Mr. Raifeld.

Financial Highlights

•	Total revenue: Total revenue for the third quarter 2025 was $107.8 million, representing 20% growth compared to total revenue of $89.5 million for the third quarter 2024.

•	Royalty revenue: Third quarter 2025 gross royalty revenue from Glaxo Group Limited (“GSK”) was $63.4 million, compared to $60.5 million for the third quarter 2024.

•	Net product sales: Third quarter 2025 net product sales totaled $47.3 million, consisting of $29.9 million in U.S. net product sales and $17.4 million in ex-U.S. net product sales, compared to $27.8 million in net product sales for the third quarter 2024. U.S. net product sales included $18.2 million from GIAPREZA®, $8.5 million from XACDURO®, $3.2 million from XERAVA®, and $0.1 million from ZEVTERA®, representing a 52% increase compared to total U.S. net product sales of $19.7 million in the third quarter 2024.

•	Income from operations: Third quarter 2025 income from operations was $34.6 million, a 20% decrease from $43.2 million in the third quarter 2024, primarily due to a non-recurring expense related to research and development.

•	Equity and long-term investments: Third quarter 2025 net favorable changes in fair values of equity and long-term investments totaled $62.3 million, compared to unfavorable changes of $35.2 million in the third quarter 2024, were primarily due to share price appreciation of Armata Pharmaceuticals and other equity investments.

•	Net income: Third quarter 2025 net income was $89.9 million, or $1.30 basic per share, compared to a net income of $1.2 million, or $0.02 basic per share, for the third quarter 2024.

•	Cash and cash equivalents: Totaled $476.5 million. Royalty and net product sales receivables totaled $93.5 million as of September 30, 2025.

Key Business and R&D Highlights

•	Zoliflodacin: an investigational, first-in-class, single oral dose, spiropyrimidinetrione antibiotic for the treatment of uncomplicated gonorrhea in adults and pediatric patients 12 years and older. It is being developed in partnership with The Global Antibiotic Research & Development Partnership ("GARDP").

o	In October 2025, IST, in collaboration with GARDP, presented three sets of data highlighting key subgroup analyses from the pivotal Phase 3 trial for zoliflodacin at the Infectious Disease Society of America’s IDWeek 2025 annual meeting.

o	Zoliflodacin is currently under Priority Review by the U.S. Food and Drug Administration (FDA), with a Prescription Drug User Fee Act (PDUFA) target action date of December 15, 2025.

o	Subsequent to the New Drug Application (NDA) acceptance in June 2025, the FDA indicated in its Day-74 letter that it did not plan to hold an Advisory Committee meeting to discuss the zoliflodacin NDA.

•	ZEVTERA® (ceftobiprole): an advanced-generation cephalosporin antibiotic approved in the U.S. for three specific indications – Staphylococcus aureus bloodstream infections (bacteremia) (SAB) in adults, including right-sided infective endocarditis, acute bacterial skin and skin structure infections (ABSSSI) in adults, and community-acquired bacterial pneumonia (CABP) in adults and pediatric patients (3 months to less than 18 years old).

o	In July 2025, IST commercially launched ZEVTERA® in the U.S. Initial launch activity has been focused on formulary committee engagement and market access programs.

•	Both ZEVTERA® (ceftobiprole) and XACDURO® (sulbactam for injection; durlobactam for injection) were recently nominated for the 2025 Prix Galien USA Award for Best Pharmaceutical Product by the Galien Foundation, one of the most prestigious honors in the biopharmaceutical and medical technology fields, celebrating groundbreaking achievements that drive meaningful progress.

•	Capital Allocation

o	Innoviva’s portfolio of strategic assets held through the Company’s various subsidiaries was valued at $483.0 million as of September 30, 2025.

o	Innoviva’s Board of Directors has authorized a new share repurchase program under which the Company may repurchase up to $125.0 million of its outstanding shares of common stock. The timing and amount of any share repurchases under the share repurchase program will be subject to the Securities and Exchange Commission Rule 10b-18 and Rule 10b5-1 requirements and will be determined by Innoviva’s management in its discretion based on ongoing assessments of the capital needs of the business, the market price of Innoviva’s common stock, prevailing stock prices, general market conditions, and other considerations. Share repurchases under the program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, in block trades, accelerated share repurchase transactions, exchange transactions, or any combination thereof or by other means in accordance with federal securities laws. This program has no termination date, may be suspended or discontinued at any time at the Company’s discretion, and does not obligate the Company to acquire any amount of common stock.

o	In August 2025, a substantial portion of the Company’s 2025 convertible noteholders elected to convert an aggregate principal balance of $192.5 million into 11.1 million shares of Innoviva common stock prior to maturity.

o	In August 2025, Innoviva invested $15.0 million in a term loan to Armata Pharmaceuticals, which recently announced positive Phase 2 data in Staphylococcus aureus bacteremia.

o	In September 2025, Innoviva acquired a proprietary long-acting oral drug delivery platform and related assets from Lyndra Therapeutics, Inc. The transaction included an upfront payment of $10.2 million, plus potential milestone and royalty payments.

o	In October 2025, Innoviva invested $17.5 million in the Series B Preferred Stock of Beacon Biosignals, Inc., an AI-driven neurotechnology company developing treatments for neurological, psychiatric, and sleep disorders.

About Innoviva

Innoviva is a diversified holding company with a core royalties portfolio, a leading critical care and infectious disease platform known as Innoviva Specialty Therapeutics (“IST”), and a portfolio of strategic investments in healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”). Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva’s other innovative healthcare assets include infectious disease and critical care assets stemming from acquisitions of Entasis Therapeutics, including XACDURO® (sulbactam for injection; durlobactam for injection), co-packaged for intravenous use approved for the treatment of adults with hospital-acquired bacterial pneumonia and ventilator-associated bacterial pneumonia caused by susceptible strains of Acinetobacter baumannii-calcoaceticus complex and the investigational zoliflodacin currently being developed for the treatment of uncomplicated gonorrhea, and La Jolla Pharmaceutical Company, including GIAPREZA® (angiotensin II), approved to increase blood pressure in adults with septic or other distributive shock and XERAVA® (eravacycline) for the treatment of complicated intra-abdominal infections in adults. Innoviva also markets ZEVTERA (ceftobiprole), an advanced-generation cephalosporin antibiotic, in the U.S. through an exclusive license from Basilea Pharmaceutica International Ltd, Allschwil. For more information about Innoviva, go to www.inva.com. For information about Innoviva Specialty Therapeutics, go to www.innovivaspecialtytherapeutics.com.

ANORO®, RELVAR® and BREO® are trademarks of the GSK group of companies. ZEVTERA is a trademark of Basilea Pharmaceutica Ltd, Allschwil.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties, and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®, GIAPREZA®, XERAVA®, XACDURO® and ZEVTERA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items; the timing, manner and amount of capital deployment, including potential capital returns to stockholders; and risks related to the Company’s growth strategy. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

INNOVIVA, INC.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Royalty revenue, net (1)	$59,896	$57,056	$181,583	$179,213
Net product sales	47,294	27,822	113,066	68,557
License and other revenue	610	4,630	2,066	19,135
Total revenue	107,800	89,508	296,715	266,905
Cost of products sold (inclusive of amortization of inventory fair value adjustments)	25,643	9,990	45,075	29,433
Amortization of acquired intangible assets	6,618	6,511	19,640	19,391
Gross profit	75,539	73,007	232,000	218,081
Operating expenses:
Selling, general and administrative	27,291	26,219	81,194	84,364
Research and development	13,670	3,551	26,049	9,989
Total operating expenses	40,961	29,770	107,243	94,353
Income from operations	34,578	43,237	124,757	123,728
Changes in fair values of equity method investments, net	30,751	(18,231)	30,284	(42,997)
Changes in fair values of equity and long-term investments, net	31,510	(16,936)	(22,509)	(60,827)
Interest and dividend income	5,472	5,500	14,935	13,373
Interest expense	(4,015)	(5,807)	(13,389)	(17,460)
Other expense, net	(479)	(914)	(2,252)	(3,123)
Income (loss) before income taxes	97,817	6,849	131,826	12,694
Income tax expense	(7,909)	(5,636)	(24,814)	(9,634)
Net income (loss)	$89,908	$1,213	$107,012	$3,060

Net income (loss) per share:
Basic	$1.30	$0.02	$1.65	$0.05
Diluted	$1.08	$0.02	$1.35	$0.05

Shares used to compute net income (loss) per share:
Basic	69,058	62,569	64,901	62,759
Diluted	84,964	62,951	84,576	63,020

(1) Total net revenue is comprised of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Royalties	$63,352	$60,512	$191,951	$189,581
Amortization of capitalized fees	(3,456)	(3,456)	(10,368)	(10,368)
Royalty revenue, net	$59,896	$57,056	$181,583	$179,213

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$476,513	$304,964
Royalty and product sale receivables	93,519	86,366
Inventory, net	38,363	33,725
Prepaid expense and other current assets	19,586	21,719
Current portion of ISP Fund investments	56,589	107,532
Property and equipment, net	1,529	514
Equity method and equity and long-term investments	426,371	393,957
Capitalized fees	59,593	69,961
Right-of-use assets	1,402	2,453
Goodwill	17,905	17,905
Intangible assets	188,793	208,433
Deferred tax assets	7,982	12,054
Other assets	40,961	41,477
Total assets	$1,429,106	$1,301,060

Liabilities and stockholders’ equity
Other current liabilities	$34,669	$39,507
Accrued interest payable	231	3,422
Deferred revenues	13,571	1,126
Convertible senior notes, due 2025, net	—	192,028
Convertible senior notes, due 2028, net	257,377	256,316
Other long term liabilities	57,431	64,275
Income tax payable - long term	55,876	53,227
Innoviva stockholders’ equity	1,009,951	691,159
Total liabilities and stockholders’ equity	$1,429,106	$1,301,060

Cash Flows Summary

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$142,417	$129,451
Net cash provided by (used in) investing activities	16,860	(48,308)
Net cash provided by (used in) financing activities	12,272	(14,026)
Net change	$171,549	$67,117
Cash and cash equivalents at beginning of period	304,964	193,513
Cash and cash equivalents at end of period	$476,513	$260,630

Contacts

Innoviva, Inc.

David Patti

Corporate Communications

(908) 421-5971

david.patti@inva.com

Investors and Media:

Argot Partners
(212) 600-1902
innoviva@argotpartners.com

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